Exhibit 10.3

MARATHON OIL CORPORATION
2019 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
with 3-year cliff vesting
{insert grant date}

Section 16 Officer

Pursuant to this Award Agreement and the Marathon Oil Corporation 2019 Incentive Compensation Plan (the “Plan”), MARATHON OIL CORPORATION (the “Corporation”) hereby grants to [NAME] (the “Participant”), an employee of the Corporation or a Subsidiary, on {DATE} (the “Grant Date”), [NUMBER] restricted stock units (“Restricted Units”) representing the right to receive shares of Common Stock. The number of Restricted Units awarded is subject to adjustment as provided in Section 13 of the Plan, and the Restricted Units are subject to the following terms and conditions:

1.    Relationship to the Plan. This grant of Restricted Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations, if any, that have been adopted by the Committee. Except as defined in this Award Agreement, capitalized terms shall have the same meanings given to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.	Vesting and Forfeiture of Restricted Units.

(a)    The Restricted Units shall vest in full on the third anniversary of the Grant Date; provided, however, that the Participant must be in continuous Employment from the Grant Date through the vesting date in order for the Restricted Units to vest on such date. If the Employment of the Participant is terminated for any reason, except as provided in this Section 2 of this Award Agreement, any Restricted Units that have not vested as of the date of such termination of Employment shall be forfeited.

(b)    Termination of Employment Due to Death. The Restricted Units shall vest in full, irrespective of the limitations set forth in subsection (a) above, upon termination of the Participant’s Employment due to death.

(c)    Disability Termination. The Restricted Units shall vest in full, irrespective of the limitations set forth in subsection (a) above, upon an involuntary termination of the Participant’s Employment not for Cause while on Disability.

(d)    Termination of Employment Due to Retirement. In the event of the Participant’s Retirement before the third anniversary of the Grant Date, the Restricted Units shall vest in full, irrespective of the limitations set forth in subsection (a) above, upon the third anniversary of the Grant Date, provided that each of the following criteria are met:

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)

(i)The Participant’s date of Retirement is more than twelve months after the Grant Date of these Restricted Units;

(ii)The Participant agrees that he or she shall not directly or indirectly solicit for employment any employees of the Corporation or its Subsidiaries, whether individually or on behalf of another person or entity, for a period of at least twelve months after the Participant’s date of Retirement;

(iii)The Participant assists with the transition of his or her responsibilities prior to Retirement, including the provision of at least six months prior written notice of the intention to retire to the Human Resources Department of the Corporation, unless such requirements are waived by, and in the sole discretion of, the Committee or a delegate thereof; and

(iv)The Participant does not accept and does not intend to accept employment with a competitor of any business unit of the Corporation or any of its Subsidiaries and will so certify if required by the Committee or a delegate thereof; provided that the Committee or a delegate thereof may, in its sole discretion, waive such prohibitions.

Notwithstanding anything herein to the contrary, in the event the Committee determines that the Participant has accepted or intends to accept employment with a competitor of any business unit of the Corporation, and such prohibitions are not waived by, and in the sole discretion of, the Committee or a delegate thereof, any Restricted Units that are not vested as of the Participant’s date of Retirement shall be forfeited to the Corporation.

3.    Dividend Equivalents. During the period of time between the Grant Date and the earlier of the date the Restricted Units vest or are forfeited, the Participant shall be entitled to receive dividend equivalent payments, in cash, from the Corporation on the Restricted Units. Payment of a dividend equivalent, if any, shall be made within 30 days of such times as an ordinary quarterly cash dividend is paid on the Common Stock of the Corporation, but in any event no later than March 15 of the year following the year in which the ordinary quarterly cash dividend is paid.

4.    Issuance of Shares. During the period of time between the Grant Date and the earlier of the date on which the Restricted Units vest or are forfeited, the Restricted Units will be evidenced by a credit to a bookkeeping account evidencing the unfunded and unsecured right of the Participant to receive shares of Common Stock, subject to the terms and conditions applicable to the Restricted Units under the Plan and this Award Agreement. Upon the vesting of all or a portion of the Participant's Restricted Units pursuant to Section 2 of this Award Agreement, a number of shares of Common Stock equal to the number of vested Restricted Units shall be registered in the name of the Participant. Such registration shall occur not later than 30 days after the date on which the Restricted Units vest, and in any event, no later than March 15 of the year following the year in which the Restricted Units vest. No fractional shares will be issued and any rights to fractional shares of Common Stock will be forfeited without compensation for such fractional shares.

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)

5.    Forfeiture or Repayment Resulting from Forfeiture Event.

(a)If there is a Forfeiture Event either while the Participant is employed or within three years after termination of the Participant’s Employment, then the Committee may, but is not obligated to, cause some or all of the Participant's outstanding Restricted Units to be forfeited by the Participant.

(b)If there is a Forfeiture Event either while the Participant is employed or within three years after termination of the Participant’s Employment, then the Committee may, but is not obligated to, require the Participant to pay to the Corporation in cash an amount (the “Forfeiture Amount”) up to (but not in excess of) the lesser of (i) the value of such Restricted Units that have previously vested, determined as of the date such Restricted Units vested or (ii) the value of such Restricted Units that have previously vested, determined as of the date on which the Committee makes a demand for payment of the Forfeiture Amount. Any Forfeiture Amount shall be paid by the Participant within sixty (60) days of receipt from the Corporation of written notice requiring payment of such Forfeiture Amount.

(c)     This Section 5 shall apply notwithstanding any provision of this Award Agreement to the contrary and is meant to provide the Corporation with rights in addition to any other remedy which may exist in law or in equity. This Section 5 shall not apply to the Participant following the effective time of a Change in Control.

6.    Taxes. In all cases the Participant will be responsible to pay all required withholding taxes associated with the Restricted Units. Pursuant to Section 10 of the Plan, the Corporation or its designated representative (which may be a Subsidiary) shall have the right to withhold applicable taxes from the shares of Common Stock otherwise deliverable to the Participant due to the vesting of Restricted Units pursuant to Section 2 of this Award Agreement, or from other compensation payable to the Participant, at the time of the vesting of the Restricted Units and issuance of shares of Common Stock or such other time as may be required under applicable law, to sell or permit the sale of shares of Common Stock to pay such applicable taxes, or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding.

7.    Nonassignability. Upon the Participant’s death, the Restricted Units shall vest in accordance with Section 2(b) above, and shares of Common Stock shall be transferred to the Participant’s designated beneficiary on file with the Plan’s third party stock plan administrator or, if none, to the Participant’s estate. Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Restricted Units, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Restricted Units shall have no effect.

8.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Corporation or any Subsidiary or successor, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)

9.    Nature of the Grant. In accepting this Award Agreement, the Participant acknowledges that:

(a)    the grant of Restricted Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Units, or benefits in lieu of Restricted Units even if Restricted Units have been awarded repeatedly in the past; and

(b)    Restricted Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Corporation or its Subsidiaries.

10.Data Privacy. By accepting the Restricted Units subject to the terms of this Award Agreement, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data, including but not limited to items of data described in this Section 10, by and among Marathon Oil Corporation and its Subsidiaries and affiliates, including the Participant’s employer (collectively referred to as “Marathon Oil” in this Section 10) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands and acknowledges that Marathon Oil holds certain personal data about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Marathon Oil, details of all grants or any other entitlement to shares of stock or units awarded, canceled, forfeited, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (which information is collectively referred to as “Data” for purposes of this Section 10). The Participant understands and agrees that Data may be transferred to one or more third parties assisting Marathon Oil in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of citizenship, country of residence or elsewhere, and that any recipient’s country may have different data privacy laws and protections than the Participant’s country of citizenship or country of residence. The Participant understands that he or she may request a list with the names and addresses of any recipients of the Data by contacting his or her local human resources representative. The Participant, by acceptance of the Restricted Units subject to the terms of this Award Agreement, authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit the shares following the lapse of applicable restrictions, and reporting to applicable tax and other legal authorities. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data to correct inaccuracy, or refuse or withdraw the consent provided herein, without cost, by contacting the Participant's local human resources representative in writing. The Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan, and the Participant may obtain additional information about the consequences of refusing to consent or withdrawing consent by contacting his or her local human resources representative.

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)

11.Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant. Without the consent of the Participant, this Award Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Corporation for the benefit of the Participant or to add to the rights of the Participant or to surrender any right or power reserved to or conferred upon the Corporation in this Award Agreement; provided, in each case, that such changes or corrections shall not adversely affect the rights of the Participant under this Award Agreement without the Participant’s consent, or (iii) to make such other changes as the Corporation, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

12.	Definitions. For purposes of this Award Agreement:

“Cause” means termination from Employment by the Corporation or its Subsidiaries due to unacceptable performance, gross misconduct, gross negligence, material dishonesty, material acts detrimental or destructive to the Corporation or its Subsidiaries, employees or property, or any material violation of the policies of the Corporation or its Subsidiaries.

“Employment” means employment with the Corporation or any of its Subsidiaries.

“Forfeiture Event” means the occurrence of at least one of the following (a) the Corporation is required, pursuant to a determination made by the Securities and Exchange Commission or by the Audit Committee of the Board, to prepare a material accounting restatement due to the noncompliance of the Corporation with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) the Participant was grossly negligent with respect to such misconduct or (3) the Participant knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that the Participant engaged in fraud, embezzlement or other similar misconduct materially detrimental to the Corporation.

“Mandatory Retirement” means termination of Employment as a result of the Corporation’s policy, if any, requiring the mandatory retirement of officers and/or other employees upon reaching a certain age or milestone.

“Retirement” means, for purposes of this Award Agreement, termination of Employment with the Corporation and its Subsidiaries upon the first to occur of: (1) reaching at least age 60 with at least five years of vesting service based on a Participant’s “accredited service date” as reflected in the employment records of the Corporation or its Subsidiaries and (2) Mandatory Retirement.

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)

________________________
Deanna L. Jones
Senior Vice President, Human
Resources, Communications &
Administrative Services

2019 Plan –RSU Agreement with 3-year cliff vesting (retirement vesting)